Exhibit 5.1

Goodwin Procter (UK) LLP 100 Cheapside London EC2V 6DY goodwinlaw.com +44 (0) 20 7447 4200

8 November 2022

Achilles Therapeutics plc

245 Hammersmith Road

London

United Kingdom, W6 8PW

Ladies and Gentlemen:

Achilles Therapeutics plc – Shelf Registration Statement on Form F-3 – Exhibit 5.1

1.	INTRODUCTION

1.1	Purpose

We have acted as English legal advisers to Achilles Therapeutics plc, a public limited company incorporated in England and Wales with registered number 13027460 (the “Company”), in connection with the preparation and filing on the date hereof with the U.S. Securities and Exchange Commission (the “SEC”) of a registration statement on form F-3 (the “Registration Statement”) pursuant to the U.S. Securities Act of 1933, as amended (the “Securities Act”), including a base prospectus, which provides that it will be supplemented by one or more prospectus supplements (the “Base Prospectus”).

The Registration Statement relates to the registration:

(a)

for the issue and sale by the Company of: (i) the Company’s ordinary shares of £0.001 each in the capital of the Company (“Ordinary Shares”), including Ordinary Shares in the form of American Depositary Shares (“ADSs” and together with the Ordinary Shares represented by such ADSs, the “New Shares”); (ii) debt securities (“Debt Securities”); (iii) warrants (“Warrants”) for the purchase of Shares and/or Debt Securities in one or more series; and/or (iv) units comprised of Shares, Debt Securities and Warrants in any combination (“Units” and the Shares, Debt Securities, Warrants and Units, together, the “Securities”); and

(b)	for the sale by the Selling Shareholder of up to 5,543,454 Ordinary Shares in the form of ADSs (the “Selling Shareholder’s Shares” and together with the New Shares, the “Shares”).

In connection with the preparation and filing of the Registration Statement with the SEC pursuant to the Securities Act, to which this letter is attached as an exhibit, we have been asked to provide opinions on certain matters, as set out below. We have taken instruction in this regard solely from the Company.

1.2	Defined terms and headings

In this letter:

(a)	capitalised terms used without definition in this letter or the schedules hereto have the meanings assigned to them in the Registration Statement unless a contrary indication appears;

(b)	headings are for ease of reference only and shall not affect interpretation;

Goodwin Procter (UK) LLP is a limited liability partnership registered in England and Wales with registered number OC362294. Its registered office is at 100 Cheapside, London, EC2V 6DY. A list of the names of the members of Goodwin Procter (UK) LLP is available for inspection at the registered office. Goodwin Procter (UK) LLP is authorised and regulated by the Solicitors Regulation Authority. Goodwin Procter (UK) LLP is affiliated with Goodwin Procter LLP, which operates in the United States of America

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8 November 2022

(c)	the term “Offering” means the registered offering or offerings of Securities contemplated by the Registration Statement; and

(d)	the term “New Shares” shall include any Ordinary Shares represented by additional ADSs registered by the Company pursuant to Rule 462(b) under the Securities Act in connection with the Offering.

1.3	Legal review

For the purpose of issuing this letter, we have examined such questions of law as we have considered appropriate to give the opinions set forth in this letter. We have reviewed such documents and conducted such enquiries and searches as we have considered appropriate to give the opinions set forth in this letter, including the following documents and the following enquiries and searches:

(a)	an online search at Companies House in respect of information available for inspection on the Company’s file conducted on 8 November 2022 at 08:21 a.m. (London time);

(b)	an enquiry of the Central Index of Winding Up Petitions, London conducted on 8 November 2022 at 10.01 a.m. (London time) ((a) and (b) together, the “Searches”);

(c)	an executed copy of the share exchange deed entered into on 11 December 2020 between, inter alios, the Company and the Selling Shareholder (the “Share Exchange Deed”);

(d)

an executed copy of the written resolutions of the sole shareholder of the Company dated 11 December 2020 approving, inter alia, the allotment of shares by the board of directors of the Company (the “Directors”), or the granting of rights to subscribe for, or to convert any security into, shares on a non-preemptive basis up to an aggregate nominal amount of £153,343,500 (the “First Shareholder’s Resolution”)

(e)

an executed copy of the print of the resolutions passed by the shareholders of the Company at a general meeting held on 15 March 2021 approving, inter alia the allotment of shares by the Directors, or the granting of rights to subscribe for, or to convert any security into, shares on a non-preemptive basis up to an aggregate nominal amount of £128,000 and the reorganisation of the Company’s then existing issued share capital (the “Second Shareholders’ Resolutions” and together with the First Shareholder’s Resolution, the “Shareholder Resolutions”);

(f)

an executed copy of the written resolutions of the Directors dated 11 December 2020 pursuant to which it was resolved, inter alia, to issue and allot the Selling Shareholder’s Shares to the Selling Shareholder in connection with the Share Exchange Deed;

(g)

an executed copy of the written resolutions of the Directors dated 8 November 2022 pursuant to which it was resolved, inter alia to: (i) issue and allot the New Shares and/or to issue Securities (other than the New Shares) in connection with and pursuant to the Offering; and (ii) to appoint a committee of the Directors with delegated authority to effect the Offering (the “Committee”) (the “Board Resolutions” and, together with the Shareholder Resolutions, the “Corporate Approvals”);

(h)

a copy of the articles of association of the Company adopted on 11 December 2020 pursuant to a special resolution of the sole member of the Company passed on 11 December 2020 and the articles of association of the Company adopted on 8 February 2021 pursuant to a special resolution passed on 8 February 2021 in connection with the re-registration of the Company as a public limited company (together, the “Prior Articles”);

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(i)

a copy of the current articles of association of the Company adopted on 28 June 2021 pursuant to a special resolution of the members of the Company passed on 28 June 2021 (the “Current Articles” and, together with the Current Articles, the “Articles”);

(j)

a copy of the certificate of incorporation on change of name and re-registration of a private company as a public company dated 10 February 2021 and a copy of the certificate of incorporation of a private limited company dated 18 November 2020;

(k)	a copy of the Registration Statement; and

(l)	the form of indentures filed as Exhibits 4.6 and 4.7 to the Registration Statement (each, an “Indenture”).

1.4	Applicable law

This letter, the opinions given in it, and any non-contractual obligations arising out of or in connection with this letter and/or the opinions given in it, are governed by, and to be construed in accordance with, English law and relate only to English law as applied by the English courts, including the laws of the European Union to the extent having the force of law in England, as at today’s date. In particular:

(a)

we have not investigated the laws of any country other than England and we express no opinion in this letter on the laws of any jurisdiction other than England and we assume that no foreign law affects any of the opinions given below. It is assumed that no foreign law which may apply to the matters contemplated by the Registration Statement, the Company, any document or any other matter contemplated by any document would or might affect this letter and/or the opinions given in it; and

(b)	we do not undertake or accept any obligation to update this letter and/or the opinions given in it to reflect subsequent changes in English law or factual matters.

1.5	Assumptions and reservations

The opinions given in this letter are given on the basis of each of the assumptions set out in schedule 1 (Assumptions) and are subject to each of the reservations set out in schedule 2 (Reservations) to this letter. The opinions given in this letter are strictly limited to the matters stated in paragraph 2 (Opinion) below and do not extend, and should not be read as extending, by implication or otherwise, to any other matters.

2.	OPINION

Subject to paragraph 1 (Introduction) and the other matters set out in this letter and its schedules, we are of the opinion that, as at the date of this letter:

(a)

the Company is a public limited company duly incorporated under English law and the Searches revealed no order or resolution for the winding-up of the Company and no notice of the appointment of a receiver or administrator in respect of it or any of its assets;

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(b)

the New Shares, when issued, allotted and sold as contemplated in the Registration Statement, the Base Prospectus and any related prospectus supplement(s) and, in accordance with a duly authorised, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants or Units in each case in accordance with their terms, will be duly and validly authorised and issued (subject in each case to the receipt of valid consideration by the Company for the issue thereof), fully paid or credited as fully paid and will not be subject to any call for payment of further capital;

(c)	the Company has the requisite corporate power and authority to enter into and deliver the Debt Securities, the Warrants and the Units; and

(d)	the Selling Shareholder’s Shares were validly issued, fully paid or credited as fully paid and are not subject to any call for payment of further capital.

3.	EXTENT OF OPINIONS

We express no opinion as to any agreement, instrument or other document other than as specified in this letter or as to any liability to tax or duty which may arise or be suffered as a result of or in connection with the transactions contemplated in this letter.

This letter only applies to those facts and circumstances which exist as at today’s date and we assume no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances which may subsequently come to our attention, any changes in laws which may occur after today, or to inform the addressee of any change in circumstances happening after the date of this letter which would alter our opinion.

4.	DISCLOSURE AND RELIANCE

This letter is addressed to you in connection with the Registration Statement. We consent to the filing of this letter as an exhibit to the Registration Statement. We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Other than for the purpose set out in the prior paragraph, this letter may not be relied upon, or assigned, for any purpose, without our prior written consent, which may be granted or withheld in our discretion.

Yours faithfully

/s/ Goodwin Procter (UK) LLP

Goodwin Procter (UK) LLP

Achilles Therapeutics plc

8 November 2022

SCHEDULE 1

ASSUMPTIONS

The opinions in this letter have been given on the basis of the following assumptions:

(a)

the genuineness of all signatures, stamps and seals on all documents, the authenticity and completeness of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies;

(b)

that, where a document has been examined by us in draft or specimen form, it will be or has been duly executed in the form of that draft or specimen, and that each of the signed documents examined by us has been duly executed and, where applicable, delivered on behalf of the Company;

(c)	that each of the individuals who signs as, or otherwise claims to be, a Director or officer of the Company is the individual whom they claim to be and holds the office they claim to hold;

(d)	the accuracy as to factual matters of each document we have reviewed;

(e)	that the Prior Articles remained in full force and effect and no alternation was made to the prior Articles prior to the adoption of the Current Articles;

(f)

that the Current Articles referred to in paragraph 1.3(h) of this letter remain in full force and effect and no alteration has been made or will be made to such articles of association, in each case prior to the date of allotment and issue of any of the New Shares (each, an “Allotment Date”);

(g)

that the Selling Shareholder’s Shares were allotted and issued by the Directors in accordance with the Prior Articles and the requirements of all applicable laws, were not allotted or issued at a discount to their nominal value and, at the time of their allotment and issue, the Company received full payment for the Selling Shareholder’s Shares in accordance with the terms of the Share Exchange Deed;

(h)

on any Allotment Date the Company will comply with all applicable laws to allot and issue the New Shares and the Company will receive such amounts as are necessary to fully pay the nominal value of the New Shares and any applicable share premium;

(i)	valid entries having been made in relation to the allotment and issue of the Shares in the books and registers of the Company;

(j)

that all documents, forms and notices which should have been delivered to the Registrar of Companies in respect of the Company have been so delivered, that information revealed by the Searches was complete and accurate in all respects and has not, since the time of the Searches, been altered and that the results of the Searches will remain complete and accurate as at the date of this letter and on any Allotment Date;

(k)	that the Securities are issued at a price per security equal to or greater than the minimum price authorised pursuant to the Board Resolutions;

(l)

that any issuance of Securities, or any allotment of New Shares, which occurs after the date of this letter is done in accordance with the terms and limits prescribed by the applicable Corporate Approvals and any other restrictions imposed by either the Directors or the members of the Company after the date of this letter;

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(m)

that any resolutions of the Directors or the Committee which are required to be passed in connection with the issuance of Securities, or any allotment of New Shares, following the date of this letter are validly passed in accordance with the terms of the Act and the Current Articles;

(n)

that any minutes of the meetings of the Directors or the written resolutions of the Directors provided to us in connection with the giving of the opinions in this letter reflect a true record of the proceedings described in them in duly convened, constituted and quorate meetings in which all constitutional, statutory and other formalities (including as required by the Current Articles) were duly observed, and the resolutions set out in the minutes or written resolutions were validly passed and have not been and will not be revoked or varied and remain in full force and effect and will remain so as at any Allotment Date or the date on which Securities (other than New Shares) are issued or granted;

(o)

that the resolutions set out in the Shareholder Resolutions were validly passed and have not been and will not be revoked or varied and remain in full force and effect and, in the case of the Second Shareholders’ Resolutions, will remain so as at any Allotment Date or the date on which Securities (other than New Shares) are issued or granted and that, prior to any Allotment Date or the date on which Securities (other than New Shares) are issued or granted, the Company has not allotted shares or granted rights to subscribe for, or to convert any security into, shares pursuant to the Shareholder Resolutions which would, when aggregated with the allotment of the Shares in connection with the Offering, result in the Directors exceeding the limits set out in the Shareholder Resolutions;

(p)	that no event occurs that causes or would prevent the Company from validly issuing and allotting the New Shares or issuing or granting Securities (other than New Shares);

(q)

that in relation to the allotment and issue of the Securities, the Directors have acted and will act in the manner required by sections 171 to 174 of the Companies Act 2006 (the “Act”), and there has not been and will not be any bad faith, breach of trust, fraud, coercion, duress or undue influence on the part of any of the directors of the Company;

(r)

that, in relation to each meeting of the Directors, each provision contained in the Act or the Articles relating to the declaration of the directors’ interests or the power of the interested directors to vote and to count in the quorum was or will be duly observed;

(s)

that the Directors and appropriate officers of the Company have taken all necessary corporate action to approve the allotment and/or issue or grant of the Securities and all ancillary matters relating thereto;

(t)	that the Securities will be sold or issued in accordance with a duly authorised, executed and delivered purchase, underwriting or similar agreement;

(u)

that each party to each Indenture (other than the Company) will have the capacity to enter into and deliver, and to exercise its rights and perform its obligations thereunder, will have taken all necessary corporate action to authorise that entry, delivery, exercise and performance, and will not be prohibited by any applicable law from that entry, delivery, exercise and performance;

(v)	that each of the Indentures will be duly executed by or on behalf of each party to it;

(w)

that each of the Indentures will be unconditionally delivered by all of the parties to it and not subject to any escrow or similar arrangement and that all conditions precedent to such Indenture becoming effective will have been met or waived;

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(x)

that the Debt Securities when issued will be accurately and properly completed, duly authorised, executed and delivered on behalf of the Company and authenticated, issued and paid for and registered in the register of holders of the Debt Securities maintained for this purpose, in accordance with the relevant Indenture, the then operative articles of association and all applicable laws (for the avoidance of doubt, as in force at all relevant times);

(y)

that the Warrants when issued will be accurately and properly completed, duly authorised, executed and delivered on behalf of the Company and authenticated, issued and paid for and registered in the register of holders of Warrants maintained for this purpose, in accordance with the then operative articles of association and all applicable laws (for the avoidance of doubt, as in force at all relevant times);

(z)

that the Units when issued will be accurately and properly completed, duly authorised, executed and delivered on behalf of the Company and authenticated, issued and paid for and registered in the register of holders of Units maintained for this purpose, in accordance with the then operative articles of association and all applicable laws (for the avoidance of doubt, as in force at all relevant times);

(aa)

that the Indenture and the Debt Securities, and the obligations created by them, constitute the legal, valid, binding and enforceable obligations of each of the parties to them under the laws by which they are expressed to be governed; and that the Indenture and the Debt Securities will remain in full force and effect at all relevant times and, in the case of the Indentures, in the form examined by us;

(bb)

that the Warrants, and the obligations created by them, constitute the legal, valid, binding and enforceable obligations of each of the parties to them under the laws by which they are expressed to be governed; and that the Warrants will remain in full force and effect at all relevant times in the form examined by us;

(cc)

that the Units, and the obligations created by them, constitute the legal, valid, binding and enforceable obligations of each of the parties to them under the laws by which they are expressed to be governed; and that the Units will remain in full force and effect at all relevant times in the form examined by us;

(dd)	that the choice of laws by which the Indentures, the Debt Securities, the Warrants and the Units are expressed to be governed is valid under the chosen laws;

(ee)

that no Securities or rights to subscribe for New Shares have been or shall be offered to the public in the United Kingdom in breach of the Financial Services and Markets Act 2000, as amended (“FSMA”) or of any other United Kingdom laws or regulations concerning offers of securities to the public, and no communication has been or shall be made in relation to the Shares in breach of section 21 of FSMA or any other United Kingdom laws or regulations relating to offers or invitations to subscribe for, or to acquire rights to subscribe for or otherwise acquire, shares or other securities;

(ff)

that there are no facts or circumstances (and no documents, agreements, instruments or correspondence) which are not apparent from the face of the documents listed in paragraph 1.3 (above) or which have not been disclosed to us that may affect the validity or enforceability of the documents listed in paragraph 1.3 (above) or any obligation therein or otherwise affect the opinions expressed in this letter;

(gg)

that the Company has not taken any corporate or other action nor have any steps been taken or legal proceedings been started against the Company for the liquidation, winding up, dissolution, reorganisation or bankruptcy of, or for the appointment of a liquidator, receiver, trustee, administrator, administrative receiver or similar officer of, the Company or all or any of its assets (or any analogous proceedings in any jurisdiction) and the Company is not unable to pay its debts as they fall due within the meaning of section 123 of the Insolvency Act 1986, as

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amended, and will not become unable to pay its debts within the meaning of that section as a result of any of the transactions contemplated herein, is not insolvent and has not been dissolved or declared bankrupt (although the Searches gave no indication that any winding-up, dissolution or administration order or appointment of a receiver, administrator, administrative receiver or similar officer has been made with respect to the Company); and

(hh)

the Company is not, nor will be, engaging in criminal, misleading, deceptive or unconscionable conduct or seeking to conduct any relevant transaction or any associated activity in a manner or for a purpose which might render any transaction contemplated under any corporate approvals or any associated activity illegal, void or voidable.

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8 November 2022

SCHEDULE 2

RESERVATIONS

The opinions in this letter are subject to the following reservations:

(a)

the Searches are not capable of revealing conclusively whether or not a winding-up or administration petition or order has been presented or made, a receiver appointed, a company voluntary arrangement proposed or approved or any other insolvency proceeding commenced, and the available records may not be complete or up-to-date. In particular, the Central Registry of Winding-Up Petitions in England may not contain details of administration applications filed, or appointments recorded in or orders made by, district registries and county courts outside London. Searches at Companies House and at the Central Registry of Winding Up Petitions in England are not capable of revealing whether or not a winding up petition or a petition for the making of an administration order has been presented and, further, notice of a winding up order or resolution, notice of an administration order and notice of the appointment of a receiver may not be filed at Companies House immediately and there may be a delay in the relevant notice appearing on the file of the company concerned. Further, not all security interests are registrable, such security interests have not in fact been registered or such security interests have been created by an individual or an entity which is not registered in England. We have not made enquiries of any District Registry or County Court in England;

(b)

the opinions set out in this letter are subject to: (i) any limitations arising from applicable laws relating to insolvency, bankruptcy, administration, reorganisation, liquidation, moratoria, schemes or analogous circumstances; and (ii) an English court exercising its discretion under section 426 of the Insolvency Act 1986 (co-operation between courts exercising jurisdiction in relation to insolvency) to assist the courts having the corresponding jurisdiction in any part of the United Kingdom or any relevant country or territory;

(c)	we express no opinion as to matters of fact;

(d)	we have made no enquiries of any individual connected with the Company;

(e)

a certificate, documentation, notification, opinion or the like might be held by the English courts not to be conclusive if it can be shown to have an unreasonable or arbitrary basis or in the event of a manifest error; and

(f)

it should be understood that we have not been responsible for investigating or verifying: (i) the accuracy of the facts, including statements of foreign law, or the reasonableness of any statements of opinion, contained in the Registration Statement; or (ii) that no material facts have been omitted from it.